Exhibit 10.24

SECOND AMENDMENT AND LIMITED WAIVER TO

LOAN, GUARANTY AND SECURITY AGREEMENT

This SECOND AMENDMENT AND LIMITED WAIVER TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of November 8, 2021, is by and among INARI MEDICAL, INC., a Delaware corporation (the “Borrower”), INARI MEDICAL INTERNATIONAL, INC., a Delaware corporation (the “Guarantor”), each of the lenders signatory hereto (the “Lenders”), and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Loan Agreement (as defined below).

RECITALS:

A. The Borrower, Guarantor, the Lenders and the Agent are parties to that certain Loan, Guaranty and Security Agreement, dated as of September 4, 2020 (as amended to but excluding the date hereof, the “Loan Agreement”); and

B. The Obligors have requested that the Agent and Lenders amend the Loan Agreement in certain respects and grant certain waivers thereunder, in each case, as set forth below, and the Agent and Lenders are willing to do so, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

Section I.01
Definitions.
(a)
Defined Terms. Any and all initially-capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment), without definition shall have the respective meanings specified in the Loan Agreement.
(b)
Recitals. The Recitals above are incorporated herein as though set forth in full and the Obligors stipulate to the accuracy of each of the Recitals.
Section I.02
Amendments to Loan Agreement.
(a)
The definitions for “ISDA Definitions,” “LIBOR Replacement Date,” “LIBOR Screen Rate,” “LIBOR Successor Rate,” “LIBOR Successor Rate Conforming Changes,” “Pre-Adjustment Successor Rate,” “Related Adjustment,” “Relevant Governmental Body,” “SOFR,” “Scheduled Unavailability Date,” and “Term SOFR,” are hereby deleted from Section 1.1 of the Loan Agreement without replacement.
(b)
The following definitions as set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London

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time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London interbank offered rate (or a successor rate approved by Agent pursuant to Section 3.6), as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in the event that LIBOR (or any successor rate implemented pursuant to Section 3.6) is less than zero percent (0.00%), LIBOR shall be deemed to be zero percent (0.00%) hereunder.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Investments made after the Closing Date by any Obligor in any other Obligor; (c) Investments made after the Closing Date by any Subsidiary that is not an Obligor in any other Subsidiary that is not an Obligor; (d) Investments made after the Closing Date by any Subsidiary that is not an Obligor in any Obligor; (e) Investments made after the Closing Date by any Obligor in (i) so long as no Default or Event of Default exists immediately prior to and after giving effect thereto, any Subsidiary that is not an Obligor in an aggregate amount not to exceed $1,000,000 at any one time outstanding, and (ii) any Foreign Subsidiary, so long as the Payment Conditions are satisfied with respect to each such Investment, in an amount at any time outstanding not to exceed $20,000,000 with respect to any single Foreign Subsidiary and $40,000,000 in the aggregate; (f) deposits made in the Ordinary Course of Business to secure the performance of leases, the payment of rent or other obligations permitted hereunder; (g) Bank Products permitted hereunder; (h) Investments in the form of travel advances and relocation and other loans and advances to employees for reasonable and customary business-related travel, entertainment, relocation, and analogous ordinary business purposes, and payroll advances in connection with changes in payroll systems and other advances of payroll payments to employees, in each case in the Ordinary Course of Business; (i) Investments consisting of loans to employees to finance the purchase of Equity Interests of the Borrowers pursuant to employee stock purchase plans or agreements approved by the Borrowers’ board of directors; (j) Investments consisting of extensions of credit to the customers of the Borrowers or of any of their Subsidiaries in the nature of accounts receivable, prepaid royalties, or notes receivable, arising from the grant of trade credit or licensing activities of such Borrower or such Subsidiary, in each case in the Ordinary Course of Business; (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in

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settlement of litigation, delinquent obligations of, and other disputes with, customers, suppliers or other Persons arising in the Ordinary Course of Business (including Investments received upon foreclosure of any secured customer leases or licenses); (l) Investments held by a Person acquired in a Permitted Acquisition; provided that such Investments are held by such Person or are made pursuant to a binding commitment of such Person in effect as of the date of such Permitted Acquisition and not acquired or entered into in contemplation of such Permitted Acquisition; (m) Investments received in connection with any Permitted Asset Disposition; (n) so long as no Default or Event of Default exists immediately prior to and after giving effect thereto, additional Investments in an aggregate amount not to exceed $1,000,000 at any one time outstanding; (o) Bank Products (p) cash and Cash Equivalents; (q) loans and advances permitted under Section 10.2.7; (r) Permitted Acquisitions; (s) Investments constituting cash collateral for the Signature Letter of Credit; and (t) any other Investments made in cash (other than Acquisitions) so long as the Payment Conditions are satisfied with respect to each such other Investment.

(c)
The following definition is hereby added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

Rescindable Amount: has the meaning specified in Section 5.1(b).

(d)
Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
1.6
Inability to Determine Rates.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any

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setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Agent determines that neither of such alternative rates is available. (y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued

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that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to this Section 3.6(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6(a).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(b) Definitions. As used herein, the following terms have the meanings set forth below:

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.6(a) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.6(a)(i), the first alternative set forth below that can be determined by the Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Agent determines that Term SOFR has become available and is administratively feasible for the Agent in its sole discretion, and the Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the interest period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the

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Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.6(a)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero percent (0.00%), the Benchmark Replacement will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence

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of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Agent, or a notification by the Borrowers to the Agent that the Borrowers have made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.6(a), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Agent and the Borrowers to replace LIBOR with a Benchmark Replacement and the provision by the Agent of written notice of such election to the Lenders.

“Other Rate Early Opt-in” means the Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.6(a)(ii) and

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paragraph (2) of the definition of “Benchmark Replacement”.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR Early Opt-in” means the Agent and the Borrowers have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.6(a)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(e)
Section 5.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.1 General Payment Provisions.

(a) In General. Except as provided by Section 5.8, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes except as required by Applicable Law, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, at Agent’s discretion, but whenever possible (provided no Event of Default exists) any prepayment shall be applied first to Base Rate Loans before LIBOR Loans.

(b) Payments by Borrowers; Presumptions by Agent. (i) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders

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or the Issuing Bank hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. (ii) With respect to any payment that the Agent makes for the account of the Lenders or the Issuing Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount, which in the case of clause (2) shall be limited to the amount in excess of the amount so paid by the Borrowers, so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Lender or the Borrowers with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(f)
A new Section 12.16 of the Loan Agreement is hereby added to read as follows:

12.16 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or Issuing Bank (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Credit Party

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promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Section I.03
Limited Waiver. The Obligors have advised Agent that the Obligors have made certain Investments in Subsidiaries after the Closing Date that may have been in excess of the limits set forth in clause (e)(i) and (e)(ii) of the definition of “Restricted Investment” (the “Specified Investments”). Subject to the satisfaction of the conditions to effectiveness set forth in Section 1.05 below, Agent and Lenders hereby waive any Default or Event of Default that may have occurred under Sections 11.1(b), (c) or (d) of the Loan Agreement as a result of (x) the Specified Investments violating Sections 10.2.1, 10.2.5, 10.2.7 and/or 10.2.17 of the Loan Agreement, and (y) any failure to deliver notice to Agent of any such Default or Event of Default in accordance with Section 10.1.3 of the Loan Agreement. The foregoing waiver is a one-time waiver and applies only to the specified circumstances and does not modify or otherwise affect the Obligors’ obligations to comply with such provision of the Loan Agreement or any other provision of the Loan Documents in any other instance. The foregoing limited waiver shall not be deemed or otherwise construed to constitute a consent or waiver of any other provision or to prejudice any right, power or remedy which the Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, all of which rights, powers and remedies are hereby expressly reserved by the Agent and the Lenders.
Section I.04
Representations and Warranties. Each Obligor hereby represents and warrants to each Lender and the Agent, on the Second Amendment Effective Date (as hereinafter defined), as follows:
(a)
After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document, are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate solely to an earlier date (in which event such representations or warranties were true and correct in all material respects as of such earlier date).
(b)
No Default or Event of Default (except as set forth herein) has occurred and is continuing, or would result from the execution, delivery or performance by any Obligor of this Amendment.
(c)
Each Obligor is duly authorized to execute, deliver and perform this Amendment.
(d)
This Amendment is a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and the availability of remedies.
(e)
The execution, delivery and performance of this Amendment have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of each Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law

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or Material Contract except as could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on the Borrower’s Property.
Section I.05
Effectiveness. This Amendment shall become effective only upon satisfaction of the following condition precedent (the date upon which such condition has been satisfied being herein called the “Second Amendment Effective Date”): the Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, the Guarantor, the Lenders, and the Agent.
Section I.06
Expenses. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel to the Agent.
Section I.07
Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
Section I.08
Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.
Section I.09
Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
Section I.10
Governing Law. THIS AMENDMENT, THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) AND ALL CLAIMS SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. SECTIONS 14.15 AND 14.16 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN.
Section I.11
General Release. Each Obligor (collectively, the “Releasing Parties”) releases, acquits and forever discharges Agent and each Lender, and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation (each individually, a “Claim” and collectively, “Claims”) of any kind whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, in each case, on or before the date hereof, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, as of the date hereof, that the Releasing Parties (or any of them) has or may have against the Released Parties (or any of them), including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties prior to the date hereof and in

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any way connected with any of the Loan Documents or the transactions contemplated thereby (the “Released Matters”); provided, however, that Released Matters shall not include, and nothing contained herein shall release any Released Party from, any Claims arising with respect to obligations under this Agreement, the Loan Documents or any other contracts, documents, instruments or agreements from and after the Second Amendment Effective Date. Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding with respect to the Released Matters. Releasing Parties each agree that this waiver and release is an essential and material of this Amendment, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.
Section I.12
Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
Section I.13
Severability. In case any provision in or obligation under this Amendment, the Loan Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section I.14
Benefit of Agreement This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Obligor may assign or transfer any of its interest hereunder without the prior written consent of the Lenders.
Section I.15
Integration. This Amendment represents the agreement of the Borrower, the Guarantor, the Agent and each of the Lenders signatory hereto with respect to the

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subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
Section I.16
Limited Effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Agreement specifically referred to by such amendments. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Loan Agreement as amended hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

INARI MEDICAL, INC.,
a Delaware corporation

By: /s/ Mitchell Hill

Name: Mitchell Hill

Title: CFO

GUARANTOR:

INARI MEDICAL INTERNATIONAL, INC., a Delaware corporation

By: /s/ Mitchell Hill

Name: Mitchell Hill

Title: CFO

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as the Agent and a Lender

By: /s/ Ron Bornstein

Name: Ron Bornstein

Title: Senior Vice President

Signature Page

Second Amendment and Limited Waiver to

Loan, Guaranty And Security Agreement

Signature Page

Second Amendment and Limited Waiver to

Loan, Guaranty And Security Agreement